Calculation of Filing Fee Tables
S-3
VICI PROPERTIES INC.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	457(r)				0.0001531
Fees to be Paid	2	Equity	Preferred Stock	457(r)				0.0001531
Fees to be Paid	3	Other	Stock Purchase Contracts	457(r)				0.0001531
Fees to be Paid	4	Equity	Depositary Shares	457(r)				0.0001531
Fees to be Paid	5	Other	Warrants	457(r)				0.0001531
Fees to be Paid	6	Other	Rights	457(r)				0.0001531
Fees to be Paid	7	Other	Units	457(r)				0.0001531
Fees to be Paid	8	Debt	Debt Securities of VICI Properties L.P.	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	The Registrants are relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees. In connection with the securities offered hereby, the Registrants will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The Registrants will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. An indeterminate aggregate offering price or number of securities of each identified class is being registered as may be sold from time to time by the Registrants.

[2]	See Offering Note 1

[3]	See Offering Note 1

[4]	See Offering Note 1

[5]	See Offering Note 1

[6]	See Offering Note 1

[7]	See Offering Note 1

[8]	See Offering Note 1 Debt securities will be issued only by VICI Properties L.P.